Exhibit 99.1

Contact:	James Babski	Liz DeCastro
	GHL Acquisition Corp.	Iridium
+1-212-372-4180	+1-301-571-6257
jbabski@greenhill.com	Liz.DeCastro@iridium.com

GHL Acquisition Corp. Announces Stockholder Approval of Acquisition of Iridium Holdings LLC

NEW YORK, September 23, 2009 – GHL Acquisition Corp. (“GHL Acquisition”) (NYX: GHQ, GHQ.WS and GHQ.U) announced today that its stockholders have voted to approve its acquisition of Iridium Holdings LLC (“Iridium”).  The stockholders of GHL Acquisition also approved all of the other proposals which came before the special meeting of the stockholders held today.  Holders of 9,214,167 shares voted against the acquisition of Iridium and have submitted valid elections to seek redemption of their shares of common stock.  The acquisition of Iridium is expected to close on September 29, 2009, subject to the satisfaction of customary closing conditions.

“We are very pleased with the outcome of the vote, and look forward to welcoming all our new shareholders to the combined company,” said Scott L. Bok, chairman of GHL Acquisition.

About GHL Acquisition Corp.

GHL Acquisition is a special purpose acquisition company launched in February 2008 in an initial public offering raising $400 million of gross proceeds. Founded by Greenhill & Co., GHL Acquisition was formed for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, one or more businesses or assets. It currently has no operating businesses.

About Iridium Holdings LLC

Iridium Holdings is the only provider of mobile satellite communications services offering 100% global coverage. Iridium Holdings’ constellation operates in a low-earth orbit and its satellite network provides communication services to regions of the world where existing wireless or wireline networks do not exist or are impaired, and regions where the telecommunications infrastructure has been affected by political conflicts or natural disasters. Iridium Holdings offers voice and data communications services to the U.S. and foreign governments, businesses, non-governmental organizations and consumers via its constellation of 66 in-orbit satellites, seven in-orbit spares and related ground infrastructure. Iridium Holdings' commercial end-user base includes the emergency services, maritime, government, utilities, oil and gas, mining, leisure, forestry, construction and transportation markets. Iridium Holdings’ products and related applications are installed in unmanned aerial vehicles, helicopters, commercial aircrafts, marine vessels, and ground vehicles. The company is headquartered in Bethesda, MD, and is currently privately held.

Forward-Looking Statements and Other Disclosure

This press release contains, and GHL Acquisition’s management may make, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipates,” “may,” “can,” “believes,” “expects,” “projects,” “intends,” “likely,” “will,” “to be” and other expressions that are predictions of or indicate future events, trends or prospects identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of GHL Acquisition to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, uncertainties regarding the timing of the closing of the transactions with Iridium referred to above, whether the closing conditions will be satisfied, as well as industry, market and economic conditions, and competitive, legal, governmental and technological factors. There is no assurance that GHL Acquisition’s expectations will be realized. If one or more of these risks or uncertainties materialize, or if GHL Acquisition’s underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected.  GHL Acquisition’s forward-looking statements speak only as of the date of this press release or as of the date they are made, and, except as required by law, GHL Acquisition undertakes no obligation to update forward-looking statements.